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                                                                    EXHIBIT 99.1
                                                                    ------------

                             SYNBIOTICS CORPORATION
                             1996 STOCK OPTION PLAN
                             ----------------------

                                  ARTICLE ONE
                               GENERAL PROVISIONS
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I.   GIST OF THE PLAN; ELIGIBILITY

Under this 1996 Stock Option Plan (the "Plan"), the persons eligible to be granted non-qualified options to purchase shares of common stock of the Corporation are as follows:

     A. employees of the Corporation (or any Parent or Subsidiary), other than directors or officers of the Corporation, who render services which contribute to the management, growth and financial success of the Corporation (or any Parent or Subsidiary);

     B. directors or officers of the Corporation not previously employed by or serving as a director of the Corporation before the grant of the option and for whom the grant is an inducement essential to the individual's entering into a service relationship with the Corporation; and

     C. those consultants or other independent contractors, other than directors of the Corporation, who provide valuable services to the Corporation (or any Parent or Subsidiary).

No one person participating in the Plan may receive options for more than 200,000 shares of Common Stock in the aggregate over the term of the Plan.

II.  ADMINISTRATION OF THE PLAN

     A.   This Plan shall be administered by the Board (the "Plan
          Administrator").

     B. The Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option grants as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option.

III. STOCK SUBJECT TO THE PLAN

     A. The stock issuable under the Plan shall be shares of authorized but unissued common stock of the Corporation ("Common Stock"). The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 250,000 shares.

     B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. All shares issued under the Plan, whether or not those shares are subsequently

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          repurchased by the Corporation, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

     C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options over the term of the Plan, and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

IV.  SHAREHOLDER RIGHTS

The holder of an option ("Optionee") shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.


                                  ARTICLE TWO

I.   OPTION TERMS

Each option shall be a non-qualified stock option and shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided,
                                                                  --------
however, that each such document shall comply with the terms specified below.

     A.   Exercise Price.
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          1.   The exercise price per share shall be fixed by the Plan
               Administrator.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the documents evidencing the option, be payable in one or more of the forms specified below:

               (i)    cash or check made payable to the Corporation,

               (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date,

               (iii)  as may be permitted by Section I of Article Three, or

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               (iv) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

     B.   Exercise and Term of Options.  Each option shall be exercisable at
          ----------------------------
          such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.

     C.   Effect of Termination of Service.
          --------------------------------

          The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

          1. extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, and/or

          2. permit the option to be exercised, during any applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

     D.   Repurchase Rights.  The Plan Administrator shall have the discretion
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          to grant options subject to the exercise condition that the Optionee enter into a contract giving the Corporation the right to repurchase the shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

II.  ACCELERATION; CORPORATE TRANSACTION

     A. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted under the Plan, or at any time while the option or stock remains outstanding, to provide for the acceleration of one or more outstanding options and the termination of repurchase rights on one or more outstanding shares upon the occurrence of such events as the Plan Administrator may determine, including upon a Corporate Transaction regardless or whether or not such options are to be assumed or replaced or the repurchase rights are to be assigned in the Corporate Transaction.

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     B.   Notwithstanding Paragraph A, in the event of any Corporate
          Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause
          (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     C. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan on both an aggregate and per Optionee basis following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the
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          aggregate exercise price payable for such securities shall remain the same.

     F. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, shall automatically accelerate (and any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction) shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or
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          (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

     G. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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III. CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options covering the same or different number of shares of Common Stock but with a different exercise price per share.


                                 ARTICLE THREE
                                 MISCELLANEOUS
                                 -------------

I.   FINANCING

     A. The Plan Administrator may permit any Optionee to pay the option exercise price by delivering a promissory note payable in one or more
          installments.   The terms of any such promissory note (including the
          interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise.

     B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

II.  TAX WITHHOLDING

     A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion, provide any or all Optionees with the right to use shares of Common Stock in satisfaction of all or part of the federal, state and local income or employment taxes incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

          1.   Stock Withholding:  The election to have the Corporation
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               withhold, from the shares of Common Stock otherwise issuable upon the exercise of such option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of such taxes (not to exceed one hundred percent (100%)) designated by the holder.

          2.   Stock Delivery:  The election to deliver to the Corporation, at
               --------------
               the time the option is exercised, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise triggering the taxes) with an aggregate Fair Market Value equal to the percentage of such taxes (not to exceed one hundred percent (100%)) designated by the holder.

III. EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan shall become effective on the date the Plan is adopted by the Board, and options may be granted from and after the effective date.

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     B.  The Plan shall terminate upon the earliest of (i) April 27, 2006, (ii)
                                           --------
the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options.

IV.  AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options at the time outstanding under the Plan unless the Optionee consents to such amendment or modification.

V.   USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.  REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VIII.  DEFINITIONS

Capitalized terms not otherwise defined in this Plan shall have the meanings assigned to such terms in the attached Appendix.

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                                    APPENDIX
                                    --------


The following definitions shall be in effect under the Plan:

     A.   BOARD shall mean the Corporation's Board of Directors.
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     B.   CORPORATE TRANSACTION shall mean any of the following shareholder-
          ---------------------
          approved transactions to which the Corporation is a party:

          1. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

          2. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

          3. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

     C.   CORPORATION shall mean Synbiotics Corporation, a California
          -----------
          corporation.

     D.   FAIR MARKET VALUE per share of Common Stock on any relevant date shall
          -----------------
          be determined in accordance with the following provisions:

          1. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system.
               If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          2. If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     E.   INVOLUNTARY TERMINATION shall mean the termination of the Service of
          -----------------------
          any individual which occurs by reason of:

          1. such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

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          2.   such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     F.   MISCONDUCT shall mean the commission of any act of fraud, embezzlement
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          or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

     G.   PARENT shall mean any corporation (other than the Corporation) in an
          ------
          unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     H.   SERVICE shall mean the provision of services to the Corporation or any
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          Parent or Subsidiary by an individual in the capacity of an employee, a non-employee member of the Board or a consultant or independent contractor.

     I.   SUBSIDIARY shall mean each corporation (other than the Corporation) in
          ----------
          an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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